UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 4, 2014

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176684	38-3849791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 250

San Diego, CA  92127

(Address of principal executive offices, including zip code)

(858) 385-9090 or toll-free 855-936-8933

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 4, 2014, NuZee, Inc. (the “Company”) entered into a Separation and Stock Repurchase Agreement (“Agreement”) with Craig Hagopian (“Hagopian”) and Satoru Yukie (“Yukie”).  The Agreement, which was made in connection with the recent resignations of Hagopian and Yukie, provides that the Company shall purchase 1,216,000 shares of the Company’s common stock owned by Hagopian and 1,520,000 shares owned by Yukie for a purchase price of $52,500 to each of Hagopian and Yukie.  The Agreement further provides for automatic cancellation of all stock options or other rights to acquire equity securities of the Company held by Hagopian or Yukie three months from the date of closing.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1	Separation and Stock Repurchase Agreement dated September 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	10/01/14	NUZEE, INC.
/s/ Masateru Higashida
		By:	Masateru Higashida, President